UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2019

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 2.02 – Results of Operations and Financial Condition

On May 9, 2019, Vishay Intertechnology, Inc. ("the Company") issued a press release announcing its financial results for the fiscal quarter ended March 30, 2019.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7.01 – Regulation FD Disclosure

Computational Guidance on Earnings Per Share Estimates

The Company frequently receives questions from analysts and stockholders regarding its diluted earnings per share ("EPS") computation.  The information furnished in this Form 8-K provides additional information on the impact of key variables on the EPS computation, particularly as they relate to the second fiscal quarter of 2019.

Accounting principles require that EPS be computed based on the weighted average shares outstanding ("basic"), and also assuming the issuance of potentially issuable shares (such as those subject to equity awards and convertible debt) if those potentially issuable shares would reduce EPS ("diluted").

The number of shares related to equity awards included in diluted EPS is based on the "Treasury Stock Method" prescribed in Financial Accounting Standards Board ("FASB") ASC Topic 260, Earnings Per Share ("FASB ASC Topic 260").  This method assumes a theoretical repurchase of shares using the unrecognized compensation expense and any other proceeds at a price equal to the issuer's average stock price during the related earnings period.   Accordingly, the number of shares includable in the calculation of diluted EPS in respect of equity awards is dependent on this average stock price and will increase as the average stock price increases.  This method is also utilized for net share settlement debt.

The number of shares includable in the calculation of diluted EPS in respect of conventional convertible or exchangeable securities is based on the "If Converted Method" prescribed in FASB ASC Topic 260.  This method assumes the conversion or exchange of these securities for shares of common stock.  In determining if convertible or exchangeable securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings.  The shares related to a convertible or exchangeable security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument ("incremental earnings per share").  Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.  Each series of convertible or exchangeable securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

At the direction of its Board of Directors, Vishay intends to waive its rights to settle the principal amount of its convertible debt instruments, its 2.25% Convertible Senior Debentures due 2040 and due 2041, and its 2.25% Convertible Senior Notes due 2025, upon any conversion or repurchase of the debentures or notes, in shares of Vishay common stock.

Pursuant to the indentures governing the respective convertible debt instruments, Vishay has the right to pay the conversion value or purchase price for the convertible debt instruments in cash, Vishay common stock, or a combination of both.

If the convertible debt instruments are tendered for repurchase, Vishay will pay the repurchase price in cash, and if the convertible debt instruments are submitted for conversion, Vishay will value the shares issuable upon conversion and will pay in cash an amount equal to the principal amount of the converted debt instruments and will issue shares in respect of the conversion value in excess of the principal amount.

Vishay will consider its convertible debt instruments to be "net share settlement debt." Accordingly, its convertible debt instruments will be included in the diluted earnings per share computation using the "treasury stock method" (similar to options) rather than the "if converted method" otherwise required for convertible debt.  Under the "treasury stock method," Vishay will calculate the number of shares issuable under the terms of its convertible debt instruments based on the average market price of Vishay common stock during the period, and include that number in the total diluted shares figure for the period.

The Company currently has no potentially dilutive instruments included in the diluted EPS calculation using the "if converted method."

The following estimates of shares expected to be used in the calculation of diluted EPS consider the number of the Company's shares currently outstanding and the Company's convertible securities currently outstanding and their exercise and conversion features currently in effect.  The Company adjusts its calculation for the estimated effect of expected quarterly activity.  The estimates assume no share or convertible debt instrument repurchases during the second fiscal quarter of 2019.  Changes in these parameters or estimates could have a material impact on the calculation of diluted EPS.

The following estimates of shares expected to be used in the calculation of diluted EPS should be read in conjunction with the information on earnings per share in the Company's filings on Form 10-Q and Form 10-K.  These estimates are unaudited and are not necessarily indicative of the shares used in the diluted EPS computation for any prior period.  The estimates below are not necessarily indicative of the shares to be used in the quarterly diluted EPS computation for any period subsequent to the second fiscal quarter of 2019.  The Company assumes no duty to revise these estimates as a result of changes in the parameters on which they are based or any changes in accounting principles.  Also, the presentation is not intended as a forecast of EPS values or share prices of the Company's common stock for any period.

For the second fiscal quarter of 2019:

•	The Company has approximately 145 million shares issued and outstanding, including shares of common stock and class B common stock.

•	The number of shares included in diluted EPS related to restricted stock units does not vary significantly and is generally less than 1 million incremental shares.

•
The Company's Convertible Senior Debentures due 2040 are convertible at a conversion price of $12.71 per $1,000 principal amount, equivalent to 78.7076 shares per $1,000 principal amount.  There is $0.4 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$350,000 / $1000] * [(P - $12.71) * 78.7076] / P

where

S = the number of shares to be included in diluted EPS, and
P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $12.71, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Debentures due 2041 are convertible at a conversion price of $17.41 per $1,000 principal amount, equivalent to 57.4367 shares per $1,000 principal amount.  There is $20.8 million principal amount of the debentures outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

S = [$20,790,000 / $1000] * [(P - $17.41) * 57.4367] / P

where

S = the number of shares to be included in diluted EPS, and
P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $17.41, no shares will be included in the diluted earnings per share computation.

•
The Company's Convertible Senior Notes due 2025 are convertible at a conversion price of $31.49 per $1,000 principal amount, equivalent to 31.7536 shares per $1,000 principal amount.  There is $600 million principal amount of the notes outstanding. The number of shares of common stock that Vishay will include in its diluted earnings per share computation, assuming an average market price for Vishay common stock in excess of the conversion price, will be determined in accordance with the following formula:

      S = [$600,000,000 / $1000] * [(P - $31.49) * 31.7536] / P

where

S = the number of shares to be included in diluted EPS, and
P = the average market price of Vishay common stock for the quarter.

If the average market price is less than $31.49, no shares will be included in the diluted earnings per share computation.

Accordingly, the following table summarizes the approximate number of shares to be included in the denominator of the diluted EPS calculation assuming net earnings attributable to Vishay stockholders for various average stock prices (number of shares in millions):

Average Stock Price		Projected Diluted Shares
$	<27.00	145
	$27.00 - 32.00	146
	$33.00	147
	$34.00	147
	$35.00	148

Item 8.01 – Other Events

Cash Dividend Declaration

On May 8, 2019, Vishay declared a quarterly cash dividend of $0.095 per share of common stock and Class B common stock outstanding payable on June 27, 2019 to stockholders of record at the close of business on June 13, 2019. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.2 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

99.1	Press release dated May 9, 2019
99.2	Press release dated May 8, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer